                                                                EXHIBIT 3.7

                               State of Delaware

                       Office of the Secretary of State

                       _________________________________



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FRIEDRICH CLIMATE MASTER, INC.", CHANGING ITS NAME FROM "FRIEDRICH CLIMATE MASTER, INC." TO "CLIMATE MASTER, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF AUGUST, A.D. 1987, AT 4 O'CLOCK P.M.




                              __________________________________________
                              Edward J. Freel, Secretary of State

                              AUTHENTICATION:  8764447

                              DATE:  11-18-97

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                   * * * * *

     FRIEDRICH CLIMATE MASTER, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of FRIEDRICH CLIMATE MASTER, INC. held on August 16, 1985, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions which set forth the proposed amendment which authorized the corporation name of this corporation to be changed to Climate Master, Inc. are as follows:

     NOW THEREFORE, BE IT RESOLVED, that on or before August 15, 1987, the Corporation is authorized and directed to change its corporate name by removing therefrom the word "Friedrich"; and

     FURTHER RESOLVED, that in connection with the Corporation changing its corporate name on or before August 15, 1987, by removing therefrom the word "Friedrich", the officers of the Corporation are hereby authorized and directed to execute, deliver and file with the Secretary of State of the State of Delaware, on or before August 15, 1987, for and on behalf of the Corporation, an amendment to the certificate of incorporation of the Corporation changing the corporate name by removing therefrom the word "Friedrich"; and

     FURTHER RESOLVED, that a special meeting of the Stockholders of the Corporation is hereby called for the purpose of approving such an amendment to the Corporation's certificate of incorporation, which amendment is to become of effective on or before August 15, 1987, to change the corporate name of the

     Corporation by removing therefrom the word "Friedrich" on or before August 15, 1987, and such meeting of the stockholders of the corporation is to be hold immediately following this meeting of the Board of Directors; and

     FURTHER RESOLVED, that on or before August 15, 1987, the officers of the Corporation are hereby authorized and directed, in the name of the and on behalf of the corporation, to execute, deliver and file such amendment to the certificate of incorporation of the Corporation and such other documents and instruments and to do and perform such other acts and things as may be necessary or proper to affect such change to the name of the Corporation an or before August 15, 1987, and to carry out the purpose and intent of the above resolutions.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and action of the shareholder was taken without a meeting by written consent, dated August 16, 1985, signed by the sole stockholder of this Corporation which voted in favor of the amendment.

     THIRD: Based on the above resolutions of the Board of Directors and the approval of the solo shareholder, the Certificate of Incorporation of this Corporation is hereby amended by changing article 1 thereof so that, as amended said article shall be and read as follows:

     "1. The name of this corporation is Climate Master, Inc.
     FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said FRIEDRICH CLIMATE MASTER, INC. has caused this certificate to be signed by Barry H. Golsen, its President and attested by Irwin
H. Steinhorn, its Secretary, this 30th day of July, 1987.

                              FRIEDRICH CLIMATE MASTER, INC.


                              By: ________________________________

ATTEST:


By: _________________________

                            State of Delaware

                     Office of the Secretary of State
                    _________________________________



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF IIHMWI ACQUISITION COMPANY", CHANGING ITS NAME FROM "HMWI ACQUISITION COMPANY" TO "FRIEDRICH CLIMATE MASTER, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 1984, AT 10 O'CLOCK A.M.




                              _______________________________________
                              Edward J. Freel, Secretary of State

                              AUTHENTICATION:   8764448

                              DATE: 11-18-97

                         CERTIFICATE OF AMENDMENT

                                    OF

                       CERTIFICATE OF INCORPORATION

                                * * * * *


     HMWI ACQUISITION COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its ambers, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of HMWI ACQUISITION COMPANY be amended by changing Articles I and 2 thereof so that as amended, said Articles shall be and read as follows:

     "1. The name of this corporation Is FRIEDRICH CLIMATE MASTER, INC."

     "2. The address of its registered office to the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted In accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law Of the State of Delaware.

     IN WITNESS WHEREOF, said HMWI ACQUISITION COMPANY has caused this certificate to be signed by Donald R. Bechen, its Vice President and attested by Teresa Smith, its Assistant Secretary, this 24/th/ day of April, 1984.

                              HMWI ACQUISITION COMPANY


                              By: ______________________________
                                  Vice President

ATTEST:


By: _____________________________
    Assistant Secretary

                            State of Delaware

                     Office of the Secretary of State
                    __________________________________



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HMWI ACQUISITION COMPANY", FILED IN THIS OFFICE ON THE NINTH DAY OF SEPTEMBER, A.D. 1983, AT 9 O'CLOCK A.M.




                              _________________________________________
                              Edward J. Freel, Secretary of State

                              AUTHENTICATION:  8764449

                              DATE: 11-18-97

                       CERTIFICATE OF INCORPORATION

                                    OF

                         HMWI ACQUISITION COMPANY


     1.   The name of this corporation is:

HMWI ACQUISITION COMPANY.

     2. The address of its registered office in the State of Delaware is 306 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

     3. The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000); and the par value of each share shall be one dollar ($1.00) amounting in the aggregate to one thousand dollars ($1.000).

     5.   The name and mailing address of the incorporator is:

                    Michael D. McKee
                    LATHAM & WATKINS
                    555 South Flower Street
                    Lot Angeles, California 90071

     6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

     7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named. for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts hereto stated are true, and accordingly have hereunto set my hand this 8th day of September. 1983.


                              __________________________________________
                              Michael D. McKee, Incorporator

                                    2